Exhibit 99.2

IN THE MATTER OF AN ARBITRATION BETWEEN

)
COMMONWEALTH REIT, et al.,	)
)
Claimants and Counterclaim Respondents,	)
)
REIT MANAGEMENT & RESEARCH LLC.	)
)
Claimant,	) AAA No. 11-512-Y-276-13
)
v.	)
)
CORVEX MANAGEMENT LP, et al.,	)
)
Respondents and Counterclaimants.	)

ORDER DISMISSING DERIVATIVE CLAIM WITH PREJUDICE

The Panel has considered the letter dated September 16, 2013 from counsel for Respondents Corvex Management LP and Related Fund Management LLC (hereafter “Respondents”) requesting dismissal of Count VIII of Respondents’ Counterclaim entitled “Breach of Fiduciary Duty (Self Dealing and Entrenchment)” which is pled as a derivative claim on behalf of CommonWealth REIT, as well as all of the subsequent related submissions of the parties, including the request of the individual Claimants (the “Trustees”) that the dismissal be with prejudice and the agreement of Respondents that Count VIII be dismissed with prejudice as to them.

It is therefore Ordered that Count VIII of Respondents’ Counterclaims hereby is dismissed in its entirety with prejudice as to Corvex Management LP and Related Fund Management LLC.

This dismissal is without prejudice as to derivative claims that have been or may be asserted by other Commonwealth REIT stockholders.

Dated: September 19, 2013	/s/ Henry J. Silberberg
Henry J. Silberberg, Panel Chair

Dated: September 19, 2013	/s/ Adrian M. Overstreet
Adrian M. Overstreet, Arbitrator

Dated: September 19, 2013	/s/ William B. Chandler, III
William B. Chandler, III, Arbitrator